As filed with the Securities and Exchange Commission on October 25, 1996.
                                                      Registration No. 333-6607


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ____________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       To
                                    Form SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                  HUMASCAN INC.
                 ----------------------------------------------
                 (Name of Small Business Issuer in its Charter)

          Delaware                          3841                 22-3345046
-------------------------------  ----------------------------  ---------------
(State or Other Jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization)    Classification Code Number)   Identification
                                                                Number)

                             514 Centennial Avenue
                           Cranford, New Jersey 07016
                             (908) 709-3434 (Phone)
                           (908) 709-4646 (Telecopy)
         -------------------------------------------------------------
         (Address and Telephone Number of Principal Executive Offices)

                             514 Centennial Avenue
                           Cranford, New Jersey 07016
--------------------------------------------------------------------------------
(Address of Principal Place of Business or Intended Principal Place of Business)

                        Donald B. Brounstein, President
                                 HumaScan Inc.
                             514 Centennial Avenue
                           Cranford, New Jersey 07016
                             (908) 709-3434 (Phone)
                            (908) 709-4646 (Telecopy)
           ---------------------------------------------------------
           (Name, Address and Telephone Number of Agent for Service)

Copies to:

David Alan Miller, Esq.                      Lawrence B. Fisher, Esq.
Graubard Mollen & Miller                     Orrick, Herrington & Sutcliffe
600 Third Avenue                             666 Fifth Avenue
New York, New York 10016                     New York, New York 10103
(212) 818-8800 (Phone)                       (212) 506-5000 (Phone)
(212) 687-6989 (Telecopy)                    (212) 506-5151 (Telecopy)

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act,
check the following box:   [ ]

    Pursuant to the Registrant's undertaking in Part II, Item 28, Paragraph 1(c) of its registration statement on Form SB-2, declared effective August 9, 1996, Registrant submits this Post-Effective Amendment No. 1 to remove from registration certain securities which remained unsold at the termination of the offering. The securities being removed from registration were reserved for issuance in connection with the overallotment option granted to the Underwriter, all of which remained unsold at the termination of the exercise period for such over-allotment option. The securities being removed from registration by this Post-Effective Amendment No. 1 are 450,000 shares of Common Stock reserved for purchase by the Underwriter to cover overallotment options.

                                   SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this Post-Effective Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cranford, State of New Jersey, on October 24, 1996.

                                     HUMASCAN INC.



                                     By: /s/ Donald B. Brounstein
                                         -----------------------------------
                                         Donald B. Brounstein, President,
                                         Chief Executive Officer and Director

    In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.




/s/ Donald B. Brounstein       President, Chief Executive   October 24, 1996
---------------------------    Officer and Director
Donald B. Brounstein


/s/ Kenneth S. Hollander       Chief Financial Officer      October 24, 1996
---------------------------    (and principal accounting
Kenneth S. Hollander            officer)


/s/ Donald B. Brounstein, as   Director                     October 24, 1996
   Attorney-in-Fact
---------------------------
Steven S. Elbaum


/s/ Donald B. Brounstein, as   Director                     October 24, 1996
   Attorney-in-Fact
---------------------------
Jack L. Rivkin


/s/ Donald B Brounstein, as    Director                     October 24, 1996
   Attorney-in-Fact
---------------------------
John F. Sasen, Sr.


/s/ Donald B Brounstein, as    Director                     October 24, 1996
   Attorney-in-Fact
---------------------------
Udi Toledano